Office Locations Las Vegas, NV New York, NY Pune, India Beijing, China

August 13, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Soundstorm Digital, Inc. on Form S-1/A of our audit report, dated April 17, 2013 relating to the accompanying balance sheets as of December 31, 2012 and the related statement of operations, stockholders’ equity, and cash flow from inception (May 11, 2011) through December 31, 2012 and 2011, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC

Henderson, NV

August 13, 2013

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052

Telephone (702) 563-1600 ● Facsimile (702) 920-8049

www.dejoyagriffith.com